                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 2, 1997

                         First Savings Financial Corp.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         North Carolina                 0-26730              56-1928110
   ---------------------------       -------------       -------------------
  (State or other jurisdiction       (Commission         (IRS Employer
   of incorporation)                  File Number)       Identification No.)



                             501 South Main Street
                             Post Office Box 1885
                     Reidsville, North Carolina 27323-1885
                   ----------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code: (910) 342-4251
                                                    ---------------

                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

     The Board of Directors of First Savings Financial Corp., Reidsville, North Carolina (the "Corporation"), a holding company whose only subsidiary is First Savings Bank of Rockingham County, Inc., SSB, announced April 2, 1997 that it has entered a definitive Agreement and Plan of Reorganization and Merger (the "Agreement") with First Citizens BancShares, Inc., Raleigh, North Carolina ("First Citizens"). A copy of the Agreement is attached hereto as Exhibit (2) and is incorporated by reference herein.

     The Agreement is contingent upon, among other things, receipt of shareholder approval and regulatory agencies approvals. A special shareholders meeting will be scheduled to consider First Citizens' proposal after all regulatory approvals have been received.

     A copy of the Company's press release announcing execution of the Agreement is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (c)     Exhibits

     (2) Agreement and Plan of Reorganization and Merger between First Savings Financial Corp., First Savings Bank of Rockingham County, Inc., SSB and First Citizens BancShares, Inc. dated April 2, 1997

     (99)(a) Press Release of the Company, distributed April 2, 1997



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST SAVINGS FINANCIAL CORP.


Date: April 9, 1997                     By: /s/ David S. Kemp
                                           --------------------------------
                                                David S. Kemp, President
                                                and Chief Executive Officer